UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-A

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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

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MOBILEYE N.V.

(Exact name of registrant as specified in its charter)

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The Netherlands (State of incorporation or organization) Har Hotzvim, 13 Hartom Street P.O. Box 45157 Jerusalem 97775, Israel (Address of principal executive offices)	Not Applicable (I.R.S. Employer Identification No.)
(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Ordinary Shares, nominal value €0.01 per share	The New York Stock Exchange LLC

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If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-196898 (If applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

EXPLANATORY NOTE

This Registration Statement on Form 8-A is being filed by Mobileye N.V., a Dutch limited liability company, with the Securities and Exchange Commission in connection with the registration of its ordinary shares, nominal value €0.01 per share, under Section 12(b) of the Securities Exchange Act of 1934, as amended, and the listing of its ordinary shares on the New York Stock Exchange.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.           Description of Registrant’s Securities to Be Registered.

The description under the heading “Description of Share Capital” relating to shares of ordinary shares, nominal value €0.01 per share (“ordinary shares”), of Mobileye N.V. (the “Company”) contained in the prospectus included in the Company’s Registration Statement (File No. 333-196898) on Form F-1 (the “Registration Statement”), as amended by any amendments to such Registration Statement, and by any prospectus filed pursuant to Rule 424(b) of the General Rules and Regulations under the Securities Act of 1933, as amended, is incorporated herein by reference.

Item 2.           Exhibits

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MOBILEYE N.V.
(Registrant)
Date: July 23, 2014
	By:	/s/ Ziv Aviram
Name: Ziv Aviram
Title: President and Chief Executive Officer